Exhibit 99
Form 8-K
Immunotechnology Corporation
File No. 0-24641


                          IMMUNOTECHNOLOGY CORPORATION
                              1661 Lakeview Circle
                                 Ogden, UT 84403

                                 March 16, 2005

                             Letter to Shareholders


Dear Shareholder:

            Re: Reverse Stock Split

     Please  be  advised   that  on  March  16,   2005,   the  common  stock  of
Immunotechnology Corporation was reversed split on a 1-for-10 basis. Accordingly, for every ten shares you owned prior to the reverse split, you own one share after the reverse split. Any fractional shares resulting from the reverse split will be rounded up to the next whole number. There were 50,000,000 shares of our common stock issued and outstanding prior to the reverse split and approximately 5,000,000 shares issued and outstanding after the reverse split. The purpose of the reverse split is to make the company's capital structure more attractive to potential merger partners.

     Our new trading symbol is IMUO. Our new cusip number is 45253M 30 8.

     You are not required to exchange your current stock certificates for new certificates, but if you desire to do so, at your own expense, you should contact our transfer agent:

                         Corporate Stock Transfer, Inc.
                          3200 Cherry Creek South Drive
                           Denver, Colorado 80209-3246
                                 (303) 282-4800

     We are continuing to look for suitable acquisition candidates and will keep you up dated with any progress in our search.

                                          Sincerely,


                                          Board of Directors